SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2014

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 17, 2014, CenterState Banks, Inc. (the “Company”, “CSFL” or “CenterState”) furnished a Current Report on Form 8-K to report the January 17, 2014 completion of its previously announced transaction as described in the Agreement and Plan of Merger dated July 29, 2013, as amended (the “Agreement”) with Gulfstream Bancshares, Inc. (“GS” or “Gulfstream”) whereby GS merged with and into the Company. Pursuant to and simultaneously with the merger of GS with and into the Company, GS’s wholly owned subsidiary bank, Gulfstream Business Bank (“GSB”), merged with and into the Company’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A. (the “Bank”).

This Current Report on Form 8-K/A amends and supplements the disclosures provided in Item 2.01 and 9.01 of the Current Report on Form 8-K furnished on January 17, 2014. Except as otherwise provided herein, the other disclosures made in the Current Report furnished on January 17, 2014 remain unchanged. The Company does not anticipate that it will further amend this Current Report.

Statements made in this amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the GS and GSB acquisitions and the final determination of the assets and liabilities acquired and their respective valuations. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Business—Note about Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.01.	Completion of Acquisition of Assets

On January 17, 2014 the Company completed its previously announced merger transaction as set forth in the Agreement with GS, whereby GS merged with and into the Company. Pursuant to and simultaneously with the merger of GS with and into the Company, GS’s wholly owned subsidiary bank, GSB merged with and into the Bank.

Pursuant to the terms of the Agreement, the Company purchased approximately $377.9 million of loans. The purchase price and estimated fair market value of the loans was approximately $359.6 million or 95% of their outstanding unpaid principal balance.

The Company acquired four banking offices from GS. Two banking offices were purchased at fair market value based on current appraisals, approximately $5.5 million, and the Company assumed the existing leases on two locations, which terms approximated current fair market values.

All of the deposits, approximately $478.2 million, were assumed by the Bank. The Company did not pay a premium for the deposits assumed.

The Company also assumed two trust preferred securities issued by GS, one for $7 million and another for $3 million, which qualify for Tier 1 capital. Interest payments are due quarterly at a rate of LIBOR plus 1.90% on the $7 million trust preferred security and a rate of LIBOR plus 1.70% on the $3 million trust preferred security. The instruments mature in 2035 and 2037, respectively.

On February 14, 2014, the four purchased GSB branches were converted to the Company’s core processing system. The Bank hired substantially all of GSB’s loan officers and branch employees, releasing primarily back office and support staff. Approximately 62 former GSB employees, about 77% of GSB’s former work force, were hired by the Bank.

The Company expects to recognize goodwill on this acquisition of approximately $31.1 million. This Goodwill is calculated based on the fair values of the assets acquired and liabilities assumed as of the acquisition date. Fair value estimates are based on the information available, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. Fair values are preliminary estimates due to pending appraisals on loan and other real estate owned.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-191536.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Discussion

As set forth in Item 2.01 above, on January 17, 2014, the Company acquired assets and assumed all of the deposits and other liabilities of GS and GSB pursuant to the Agreement. A narrative description of the anticipated effects of the GS acquisition (the “Acquisition”) on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Securities and Exchange Commission (the “Commission”) and the Audited Statements, which are attached hereto as Exhibits 99.1 and 99.2.

The Company’s primary reasons for the transaction included to further solidify its market share in the southeast Florida market and expand its customer base to enhance deposit fee income and leverage operating costs through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 23% and 23%, respectively, as compared with the balances at December 31, 2013, and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. The ability of the Company to successfully collect interest and principal on the loans acquired will also impact cash flows and operating results.

The Company estimated the acquisition date fair value of the acquired assets and assumed liabilities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (ASC Topic 805) and ASC Topic 820, Fair Value Measurements. However, the amount that the Company realizes on these assets may differ materially from these carrying values primarily as a result of changes in the timing and amount of collections on the acquired loans in future periods.

Calculation of Purchase Price

The Company acquired 100% of the outstanding common stock of Gulfstream. The purchase price consisted of both cash and stock. Each share of Gulfstream common stock was exchanged for $14.65 cash and 3.012 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on January 16, 2014, the resulting purchase price was $82,040. The table below summarizes the purchase price calculation. Dollar amounts are in thousands, except per share data.

Number of shares of Gulfstream common stock outstanding at January 16, 2014	1,569,364
Gulfstream preferred shares that converted to Gulfstream common shares upon the change in control	155,629

Total Gulfstream common shares including converted preferred shares	1,724,993
Per share exchange ratio	3.012

Number of shares of CenterState common stock - as converted	5,195,679
Multiplied by CenterState common stock price on January 16, 2014	$10.23

Fair value of CenterState common stock issued	$53,152

Total Gulfstream common shares including converted preferred shares	1,724,993
Multiplied by the cash consideration each Gulfstream share is entitled to receive	$14.65

Total Cash Consideration	$25,271

Total Stock Consideration	$53,152
Total Cash Consideration	25,271

Total consideration paid to Gulfstream common shareholders	$78,423
Fair value of current Gulfstream stock options converted to CenterState stock options	3,617

Total purchase price	$82,040

Financial Condition

The total purchase price as shown in the table above is allocated to Gulfstream’s tangible and intangible assets and liabilities as of January 17, 2014 based on fair values as follows. Amounts are in thousands of dollars.

Cash and cash equivalents	$102,278
Investment securities available for sale	60,816
Loans, held for investment	329,515
Purchased credit impaired loans	30,068
Loans held for sale	247
Other real estate owned	3,365
Bank premises and equipment	5,519
Bank owned life insurance	4,939
Other assets	13,236
Core deposit intangible	4,173
Goodwill	31,104
Deposits	(478,999)
Other borrowings	(13,284)
Corporate debentures	(6,745)
Other liabilities	(4,192)

Total Preliminary Estimated Acquisition Consideration	$82,040

The list below summarizes the preliminary estimates of the fair value of the assets purchased, excluding goodwill, and liabilities assumed as of the January 17, 2014 purchase date. Amounts are in thousands of dollars.

Fair Value at Jan 17, 2014
Cash and cash items	$102,278
Loans, held for investment	329,515
Purchased credit impaired loans	30,068
Loan held for sale	247
Investments	60,816
Interest receivable	1,087
Branch real estate	5,519
Furniture and fixtures	262
FHLB stock	885
Bank owned life insurance	4,939
Other real estate owned	3,365
Core deposit intangible	4,173
Other assets	11,002

Total assets acquired	$554,156

Deposits	$478,999
Federal Home loan advances	5,708
Repurchase agreements	7,576
Interest payable	125
Official checks outstanding	826
Trust Preferred Security	6,745
Other liabilities	3,241

Total liabilities assumed	$503,220

Net assets acquired, excluding goodwill	$50,936

In the acquisition, the Company purchased $359.6 million of loans at fair value, net of $18.3 million, or 4.8%, estimated discount to the outstanding principal balance, representing 24.4% of the Company’s total loans at December 31, 2013. Of the total loans acquired, management identified approximately $30.1 million of loans with credit deficiencies. All loans that were on non-accrual status and all loan relationships that were greater than $500,000 and identified as impaired as of the acquisition date were considered by CenterState’s management to be credit impaired and will be accounted for pursuant to ASC Topic 310-30. The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of January 17, 2014 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments. Amounts are in thousands of dollars.

Contractually required principal and interest	$48,289
Non-accretable difference	(11,766)

Cash flows expected to be collected	36,523
Accretable yield	(6,455)

Total purchased credit-impaired loans acquired	$30,068

The table below presents information with respect to the fair value of acquired loans and other interest earning assets, as well as their unpaid principal balance (“Book Balance”) at acquisition date, contractual term and average contractual yield as of the January 17, 2014 acquisition date. Amounts are in thousands of dollars.

	book balance	fair value	weighted average months to maturity	average contractual interest rate	effective interest rate
Interest bearing deposits at Federal Reserve Bank	$84,857	$84,857	—	0.22%	0.22%
Interest bearing deposits, other	6,194	6,194	—	0.15%	0.15%

Available for sale securities	60,816	60,816	68	2.78%	2.78%

Loans:
Single family residential real estate	33,506	32,319	57	4.12%	5.39%
Commercial real estate	185,250	183,189	71	4.90%	5.17%
Construction/development/land	30,387	27,704	74	4.35%	5.63%
Commercial loans	85,940	84,203	55	4.70%	4.73%
Consumer and other loans	2,112	2,100	24	4.71%	4.35%
Purchased credit-impaired	40,655	30,068	37	5.47%	7.33%

Total earning assets	$377,850	$359,583	62	4.80%	5.36%

Total earning assets	$529,717	$511,450

The difference between the fair value of the loans acquired and their related book balance will be accreted into interest income over the life of the related loan. The following table reflects the scheduled maturities of the acquired loans at January 17, 2014. Amounts are in thousands of dollars.

	single family residential real estate	commercial real estate	construction, dev., & land	commercial & industrial	consumer	total loans
Contractual maturities:
1 year or less	$8,744	$15,354	$8,548	$28,251	$1,041	$61,938
1 - 5 years	16,449	115,466	9,200	36,474	999	178,588
After 5 years	8,801	72,273	13,729	24,194	60	119,057

Total	$33,994	$203,093	$31,477	$88,919	$2,100	$359,583

Rate sensitivity:
Fixed	$15,679	$121,222	$24,728	$46,857	$1,840	$210,326
Variable	18,315	81,871	6,749	42,062	260	149,257

Total	$33,994	$203,093	$31,477	$88,919	$2,100	$359,583

In the acquisition, the Company assumed $479.0 million in deposits at estimated fair value. The amount represents approximately 23% of the Company’s total deposits of $2,056.2 million at December 31, 2013. Non-interest bearing deposits comprise about 37%, money market accounts comprise about 37%, and time deposits comprise about 17% of the assumed deposits. The remainder is in interest bearing accounts and regular savings accounts. A schedule of the deposits assumed at January 17, 2014 at fair value is listed in the table below. Amounts are in thousands of dollars.

	fair value at Jan 17, 2013	weighted average interest rate
Non-interest bearing deposits	$178,748	—%
Interest bearing deposits:
Interest bearing demand deposits	33,192	0.10%
Savings deposits	2,941	0.76%
Money market deposits	179,123	0.24%
Time deposits less than $100,000	35,326	1.07%
Time deposits of $100,000 or greater	49,669	1.26%

Total deposits assumed	$478,999	0.31%

The following table presents the amount of time deposits assumed at January 17, 2014, maturing during the periods reflected below. Amounts are in thousands of dollars.

Amount
January 17, 2014 thru January 16, 2015	$56,447
January 17, 2015 thru January 16, 2016	18,117
January 17, 2016 thru January 16, 2017	6,083
January 17, 2017 thru January 16, 2018	3,616
Thereafter	732

Total	$84,995

In its assumption of the deposit liabilities, the Company believed that these deposits have an intangible value. The Company applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $4.2 million, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships. The table below presents the estimated amortization expense for each of the next ten years. Amounts are in thousands of dollars.

	amount		amount
year 1	$626	year 6	$363
year 2	$532	year 7	$363
year 3	$452	year 8	$363
year 4	$384	year 8	$363
year 5	$363	year 10	$364

		Total	$4,173

Future amortization of this core deposit intangible asset over the estimated life will decrease results of operations, net of any potential tax effect. Since amortization is a non cash item, it will have no effect upon future liquidity and cash flows. For the calculation of regulatory capital, core deposit intangible asset is disallowed and is a reduction to equity capital. The Company expects that disallowing this intangible asset should not materially adversely affect the Company’s regulatory capital ratios.

The core deposit intangible asset is subject to significant estimates by management related to the value and the life of the asset. These estimates could change over time. The Company will review the valuation of this asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

Non performing loans

At the acquisition date, Gulfstream had total non-accrual loans of $3.7 million and no loans that were past due 90 days or more and still accruing. All loans that were on non-accrual status and all loan relationships that were greater than $500,000 and identified as impaired as of the acquisition date were considered by CenterState’s management to be credit impaired and will be accounted for pursuant to ASC Topic 310-30. Loans identified as such had an aggregate principal balance of $40.6 million and an estimated fair value, as of the acquisition date, equal to $30.1 million.

Other real estate owned

As part of the acquisition, the Company acquired OREO with a fair value less estimated selling expenses of $3.4 million that Gulfstream obtained through foreclosure and repossession. Fair value was based on current appraisals (appraisals less than one year old). OREO is further delineated below. Amounts are in thousands of dollars.

Description of other real estate owned	fair value at Jan. 17, 2014
8 commercial buildings	$690
Land / various acreages	2,675

Total	$3,365

Operating results and cash flows

Management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. The GS acquisition was attractive to the Company for a variety of reasons including the following:

•	attractiveness in the pricing of the acquired loans;

•	ability to increase the Company’s market share in southeast Florida;

•	attractiveness of core deposit customer relationships;

•	opportunities to enhance income and efficiency due to duplications of effort and decentralized processes as the Company expects to enhance income by centralizing some duties and removing duplications of effort.

Based on these and other factors, including the level of support related to the acquired loans, the Company believes that the GS acquisition will have an immediate positive impact on its earnings.

The total assets acquired, approximately $555 million, excluding goodwill, represented approximately 23% of the Company’s $2,416 million of total assets as of December 31, 2013, and total deposits assumed, approximately $479 million, represented approximately 23% of the Company’s $2,056 million of total deposits reported as of December 31, 2013. The Company believes that the transaction will improve net interest income, as the Company earns more from interest earned on its loans and investments than it pays in interest on deposits.

Liquidity and capital resources

The GS acquisition enhanced the liquidity position of the Company. The Company acquired $102 million of cash and cash equivalents. This addition to the Company’s balance sheet represents additional support for the Company’s liquidity needs.

Deposits with an estimated fair value of $479 million were also assumed. Of this amount approximately 37% is in noninterest bearing deposits, 37% is in money market accounts and the remainder is in checking accounts and regular savings accounts.

In the GS acquisition, the Company also assumed two Trust Preferred Securities totaling $10.0 million issued by GS that qualify for Tier 1 capital. Interest payments are due quarterly at a rate of LIBOR plus 1.90% on the $7 million trust preferred security and a rate of LIBOR plus 1.70% on the $3 million trust preferred security. The Company estimated the fair value of these instruments to approximate $6.7 million at the January 17, 2014 acquisition date.

At December 31, 2013, the Company and the Bank were considered “well-capitalized” based on calculations of relevant regulatory ratios. The Company and the Bank had the following capital ratios at December 3, 2013.

	regulatory guideline amounts to be considered well capitalized

		Actual at December 31, 2013
		Company	Bank	GS	GSB
Tier 1 leverage ratio	5.0%	10.4%	8.3%	11.1%	11.0%
Tier 1 risk base ratio	6.0%	16.6%	13.4%	15.4%	15.3%
Total risk based ratio	10.0%	17.9%	14.6%	16.7%	16.6%

The acquisition of GS did not have a material adverse effect on the Company’s regulatory capital ratios. The Company and Bank remain “well-capitalized” after taking into consideration the results of the GS transaction

Financial Statements

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) are Gulfstream Bancshares, Inc. audited consolidated financial statements as of December 31, 2013 and 2012 and the years then ended.

(b)	Pro Forma Financial Statements

The pro forma consolidated condensed balance sheet presented below assumes the transaction occurred at December 31, 2013. Adjusting entries are explained below. Amounts are in thousands of dollars.

	CenterState Dec 31, 2013 as reported	Gulfstream Dec 31, 2013	Pro Forma adjustments		Pro Forma Dec 31, 2013 combined
Assets:
Cash and cash equivalents	$174,889	$94,419	($25,268)	a	$244,040
Investment securities, at fair value	457,086	61,288	(745)	d	517,629

Loans covered by FDIC loss share agreements	230,273				230,273
Loans not covered by FDIC loss share	1,243,906	375,624	(18,267)	e	1,601,263
Allowance for loan losses	(20,454)	(12,358)	12,358	f	(20,454)

Net loans	1,453,725	363,266			1,811,082

OREO covered by FDIC loss share	19,111				19,111
OREO not covered by FDIC loss share	6,409	3,365			9,774
Bank premises and equipment, net	96,619	5,781			102,400
Goodwill	44,924		28,991	l	73,915
Other intangibles	6,116		4,173	k	10,289
Bank owned life insurance	49,285	4,939			54,224
FDIC indemnification asset	73,433				73,433
Prepaid and other assets	33,970	11,767	(103)	j	45,634

Total Assets	$2,415,567	$544,825			$2,961,531

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits - noninterest bearing	$644,915	$168,300			813,215
Deposits - interest bearing	1,411,316	298,271	783	g	1,710,370

Total deposits	2,056,231	466,571			2,523,585
Other borrowings	50,366	11,884	708	h	62,958
Corporate debentures	16,996	10,000	(3,255)	i	23,741
Payables and other liabilities	18,595	2,973			21,568

Total liabilities	2,142,188	491,428			2,631,852

Stockholders’ Equity:
Preferred Stock		1	(1)	m	0
Additional paid in capital, preferred		248	(248)	m	0
Common Stock	301	16	36	b,n	353
Additional paid in capital, common	229,544	23,489	32,759	b,c,n	285,792
Retained earnings	48,018	30,444	(30,444)	n	48,018
Accumulated other comprehensive loss	(4,484)	(801)	801	n	(4,484)

Total stockholders’ equity	273,379	53,397			329,679

Total Liabilities and Stockholders’ Equity	$2,415,567	$544,825			$2,961,531

Adjusting entries:

		Debit	Credit
a	Cash		$25,268
b	Common stock		52
b	Additional paid in capital, common		52,678
c	Additional paid in capital, common		3,570
d	Investment securities		745
e	Loans		18,267
f	Allowance for loan losses	$12,358
g	Deposits		783
h	FHLB advance (included in other borrowings)		708
i	Corporate debentures	3,255
j	Loan interest receivable		150
j	Net deferred tax (included in other assets)	47
k	Core deposit intangible (“CDI”)	4,173
l	Preliminary goodwill estimate	28,991
m	Preferred stock	1
m	Additional paid in capital, preferred	248
n	Common Stock	16
n	Additional paid in capital, common	23,489
n	Retained earnings	30,444
n	Accumulated other comprehensive loss		801

a.	Payment of the cash consideration component of total merger consideration to Gulfstream shareholders.
b.	CenterState common shares issued to Gulfstream shareholders representing the stock consideration component of the total merger consideration. For the purpose of this pro-forma presentation, the value of a share of CenterState common stock was assumed to equal its closing price on December 31, 2013, the pro forma date, as reported by NASDAQ ($10.15 per share).
c.	Represents the preliminary estimated value of converting Gulfstream’s existing incentive stock options to CenterState stock options.
d.	Adjustment to investment securities to reflect the preliminary estimated fair value at acquisition date.
e.	Adjustment to loans to reflect the preliminary estimated fair value at acquisition date.
f.	Adjustment to allowance for loan losses to reflect the reversal of Gulfstream’s allowance for loan and lease losses.
g.	Adjustment to time deposits to reflect preliminary estimated fair value at acquisition date.
h.	Adjustment to FHLB advances, included in other borrowings, to reflect preliminary estimated fair value at acquisition date.
i.	Adjustment to corporate debentures (and underlying trust preferred securities) to reflect preliminary estimated fair value at acquisition date.
j.	Adjustments to other assets to reflect the reversal of Gulfstream’s loan interest receivable on purchased credit impaired loans and the net deferred tax asset generated by the net fair value adjustments using an assumed effective tax rate equal to 38.575%.
k.	Adjustment to intangible assets to reflect the preliminary estimate of the core deposit intangible at the acquisition date.
l.	Adjustment to goodwill to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.
m.	Adjustment to reflect the conversion of Gulfstream’s preferred stock upon the closing date of the merger.
n.	Adjustment to reflect the reversal of Gulfstream’s common equity.

The pro forma consolidated condensed income statement for the year ending December 31, 2013 presented below assumes the transaction occurred at the beginning of the period presented. Adjusting entries are explained below. Amounts are in thousands of dollars.

	CenterState Dec 31, 2013 as reported	Gulfstream Dec 31, 2013 as reported	Gulfstream reclass		Pro Forma adjustments		Pro Forma Dec 31, 2013 combined
Interest income:
Loans	$88,274	$18,778			$2,107	t	$109,159
Investment securities available for sale
Taxable	9,889	841					10,730
Tax-exempt	1,430	—					1,430
Federal funds sold and other	785	309					1,094

Total interest income	100,378	19,928					122,413

Interest expense:
Deposits	5,184	1,778			(517)	s	6,445
Other borrowings	701	628			150	r	1,479

Total interest expense	5,885	2,406					7,924

Net interest income	94,493	17,522					114,489
Provision for loan losses	(76)	168					92

Net interest income after loan loss provision	94,569	17,354					114,397

Non interest income:
Income from correspondent banking and bond sales division	17,023	—					17,023
Other correspondent banking revenue	3,387	—					3,387
Service charges on deposit accounts	8,457	509					8,966
Debit, prepaid, ATM and merchant card related fees	5,420	—					5,420
Wealth management related revenue	4,551	410					4,961
FDIC indemnification income	5,542	—					5,542
FDIC indemnification asset amortization	(13,807)	—					(13,807)
Bank owned life insurance income	1,328	170					1,498
Net gain on sale of securities available for sale	1,060	—					1,060
Other service charges and fees	985	1,083	(137)	n			1,931

Total non interest income	33,946	2,172					35,981

Non interest expense:
Salary, wages and employee benefits	60,369	8,869					69,238
Occupancy expense	13,578	1,066					14,644
Data processing expense	3,784	604					4,388
Professional fees	3,754	—	470	o			4,224
Bank regulatory expenses	2,369	—	396	p			2,765
Credit related expenses	12,726	346	(137)	n			12,935
Marketing expenses	2,517	358					2,875
All other expenses	11,665	2,551	(866)	o,p	626	q	13,976

	110,762	13,794					125,045

	CenterState Dec 31, 2013 as reported	Gulfstream Dec 31, 2013 as reported	Gulfstream reclass	Pro Forma adjustments		Pro Forma Dec 31, 2013 combined

Other than temporary impairment on securities:
Net impairment losses	—	53				53

Income before provision for income taxes	17,753	5,679				25,280
Provision for income taxes	5,510	2,100		713	u	8,323

Net income	12,243	3,579				16,957
Preferred stock dividend requirements and accretion of preferred discount		331		(331)	v	—

Net income available to common shareholders	$12,243	$3,248				$16,957

Earnings available to common shareholders, per share:
Basic	$0.41	$2.07				$0.48
Diluted	$0.41	$2.04				$0.48

Weighted average common shares outstanding
Basic	30,102,777	1,566,134				35,297,854
Diluted	30,220,127	1,594,394				35,606,288

Income Statements – reclassifications

The following reclassifications adjusted Gulfstream’s historical income statements to conform to CenterState’s historical income statements.

n	Credit related expenses include net gains and losses on OREO sales and valuation write-downs. Gulfstream’s net gain on sale of OREO, included in non-interest income, has been reclassified to credit related expenses and netted with net losses on OREO, included in non-interest expense.
o	Professional fees included in Gulfstream’s all other expenses have been reclassified to Professional fees to conform to CenterState’s historical income statement.
p	Bank regulatory expenses included in Gulfstream’s other expenses have been reclassified to Bank regulatory expenses to conform to CenterState’s historical income statement.

Income Statements – Pro Forma Adjustments

In thousands of dollars Pro Forma Adjusting entries (Income Statement):		Year ended Dec 31, 2013
q	Amortization expense of core deposit intangible	$626
r	TRUPs amortization of fair value adjustment at acquisition date	150
s	Time Deposits amortization of fair value adjustment at acquisition date	(517)
t	Estimate of loan interest accretion	2,107
u	Income tax expense of pro-forma adjustments	713
v	Effect of redeeming perpetual preferred stock, series D	(331)

q.	The preliminary estimated core deposit intangible (“CDI”) is expected to approximate $4.2 million and will be amortized over a ten year period on an accelerated basis which is expected to produce approximately $626,000 of amortization expense during the first year of combined operations. Below is the preliminary estimated amortization schedule. Amounts are in thousands of dollars.

	amount		amount
year 1	$626	year 6	$363
year 2	$532	year 7	$363
year 3	$452	year 8	$363
year 4	$384	year 8	$363
year 5	$363	year 10	$364

		Total	$4,173

r.	CenterState will assume Gulfstream’s $10 million of Corporate Debentures and the underlying Trust Preferred Securities pursuant to the merger. This debt will be adjusted to fair value at the acquisition date. The preliminary estimate of the related fair value adjustment at acquisition date is expected to approximate $3.3 million. This amount will be amortized over the remaining term of the two debt instruments as an increase to interest expense. The amortization expense during the first year of combined operations is expected to approximate $150,000. One of the debt securities ($7 million) matures on January 18, 2035 and the other ($3 million) matures on March 6, 2037. The amortization is expected to be on a straight line basis over their respective terms.
s.	The time deposits acquired from Gulfstream will be adjusted to fair value at the acquisition date. The preliminary estimate of the fair value adjustment at acquisition date is approximately $783,000. This amount will be amortized as a decrease to interest expense on a pro rata basis based on the maturities of the underlying time deposits. The first year of amortization is estimated to approximate $517,000.
t.	Represents preliminary estimate of interest income accretion related to the estimate of the fair value adjustment of the loans acquired pursuant to the merger.
u.	Adjustment to reflect the income tax benefit of the Pro Forma Adjustments using 38.575% as the incremental effective tax rate.
v.	Adjustment to reflect Gulfstream’s redemption of the non-cumulative perpetual preferred stock, series D prior to the closing date of the merger. This is a condition of closing the transaction.

Gulfstream owns two of its four banking locations and leases the other two. Based on recent appraisals, the two owned office buildings are carried on Gulfstream’s books at approximately current fair value. The lease terms of the other two locations approximate current fair value based on management’s estimates. As such, management did not record a fair value adjustment to these assets at the closing date of the merger and no adjustments have been made to the proforma combined condensed financial statements presented in this document.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and between CenterState Banks, Inc. and Gulfstream Bancshares, Inc., dated as of July 29, 2013. Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-191536).

23.1	Consent of Hacker, Johnson & Smith, P.A.

99.1	Report of Independent Registered Public Accounting Firm, Gulfstream Bancshares, Inc. Financial Statements for the year ended December 31, 2013, and Notes to the Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: March 12, 2014